UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2013

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Agenus Inc. announced today that preliminary data from a Phase 2 clinical trial showed that newly diagnosed glioblastoma multiforme (GBM) patients treated with Prophage G-100 (Heat Shock Protein-Peptide Complex-96, HSPPC-96) vaccine plus the standard of care showed a 146% increase in progression free survival and a 60% increase in overall survival as compared to the standard of care alone. Results were presented today by Orin Bloch, M.D., of the Department of Neurological Surgery, University of California San Francisco (UCSF), during Plenary Session III at the 81st American Association of Neurological Surgeons Annual Scientific Meeting in New Orleans, Louisiana. Dr. Bloch is a lead medical scientist working on the study at UCSF with Andrew T. Parsa, M.D., Ph.D., lead clinical investigator and study sponsor.

The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1 Press Release dated May 1, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
May 1, 2013 (Date)	/s/ GARO H. ARMEN Garo H. Armen Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 1, 2013